UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: May 15, 2012

X-RITE, INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

4300 44th Street S.E.

Grand Rapids, Michigan 49512

(Address of principal executive office,

including zip code)

Registrant’s telephone number, including area code:

(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On May 15, 2012 and in connection with the Agreement and Plan of Merger, dated as of April 10, 2012, by and among Danaher Corporation (“Danaher”), Termessos Acquisition Corp. (“Purchaser”) and X-Rite, Incorporated (the “Company”) (the “Merger Agreement”), the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, and terminated that certain Credit Agreement, dated as of March 30, 2011, by and among the Company, Bank of America, N.A., as Administrative Agent, Fifth Third Bank and General Electric Capital Corporation, as Co-Syndication Agents, and the other lenders party thereto (as amended, the “Credit Agreement”). The Credit Agreement was scheduled to expire on March 30, 2016. The total principal amount repaid under the Credit Agreement was $141,000,000. In connection with the repayment of the Credit Agreement, the Company also terminated all related security documents.

On May 15, 2012, pursuant to the terms of the Merger Agreement, the Company terminated (i) that certain Investment Agreement, dated as of August 20, 2008, as amended on August 18, 2009, by and between the Company and OEPX, LLC (“OEPX”); (ii) that certain Investment Agreement, dated as of August 20, 2008, as amended on August 18, 2009, by and among the Company, Sagard Capital Partners, L.P. (“Sagard”), and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund, L.L.C. (collectively, “Tinicum”); and (iii) that certain Registration Rights Agreement, dated as of October 28, 2008, as amended on August 18, 2009, by and among the Company, OEPX, Sagard and Tinicum.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On May 15, 2012, in connection with the Merger (as defined below), the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove each share of the Company’s common stock, par value $0.10 per share (the “Shares”), from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Shares. NASDAQ has filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Shares.

Item 3.03.	Material Modifications to Rights of Security Holders.

Effective as of May 15, 2012 (the “Effective Time”), Purchaser acquired all of the outstanding Shares not otherwise tendered and accepted, pursuant to the terms and conditions set forth in the offer to purchase dated April 17, 2012 (the “Offer”) by effecting a “short form” merger of Purchaser into the Company under applicable Michigan law (the “Merger”). In the Merger, Purchaser merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Danaher. In the Merger, each Share was cancelled and (except for Shares held directly or indirectly by Danaher, Purchaser and the Company) converted into the right to receive $5.55 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Per Share Amount”). As a result of the Merger, holders of Shares immediately prior to the Merger ceased to have any rights as holders of Shares other than their right to receive their applicable Per Share Amount.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the Merger Agreement, Purchaser commenced the Offer to acquire all of the Shares at the Per Share Amount. The Offer expired at 12:00 midnight, New York City time, on Monday, May 14, 2012. According to Computershare Trust Company, N.A., the depositary for the Offer, at 12:00 midnight, New York City time, on May 14, 2012, 83,028,538 Shares were validly tendered pursuant to the Offer and not and not withdrawn prior to the expiration of the Offer (including 420,441 Shares delivered pursuant to the guaranteed delivery procedures). Assuming all Shares tendered pursuant to guaranteed delivery procedures are delivered, approximately 96.22% of the outstanding Shares have been tendered (the percentage is 95.73% if guaranteed delivery shares are not taken into account).

Effective as of the Effective Time, Purchaser acquired all of the remaining outstanding Shares by effecting a “short form” merger under applicable Michigan law in which Purchaser was merged with and into the Company, and the Company became a wholly-owned subsidiary of Danaher. In the Merger, each Share was cancelled and (except for Shares held directly or indirectly by Danaher, Purchaser and the Company) converted into the right to the Per Share Amount.

The aggregate purchase price paid by Danaher in connection with the Offer and the Merger was approximately $495 million. Danaher funded the acquisition with existing cash on hand.

The other information required by Item 5.01(a) of the Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed with the SEC on April 17, 2012, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Purchaser and Danaher with the SEC on April 17, 2012, as subsequently amended, and such information is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, each of the Company’s directors resigned from its Board of Directors (the “Board”). The directors of Purchaser immediately prior to the Effective Time became the members of the Board of the Company as of the Effective Time.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, the Restated Articles of Incorporation of the Company were restated in their entirety (as restated, the “Second Restated Articles of Incorporation”) and the Third Amended and Restated Bylaws of the Company were amended and restated in their entirety (as amended and restated, the “Fourth Amended and Restated Bylaws”). The Second Restated Articles of Incorporation are attached hereto as Exhibit 3.1 and incorporated herein by reference. The Fourth Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

3.1	Second Restated Articles of Incorporation of X-Rite, Incorporated.

3.2	Fourth Amended and Restated Bylaws of X-Rite, Incorporated.

20.1	Solicitation/Recommendation Statement of Schedule 14D-9 of X-Rite, Incorporated (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 17, 2012, as amended).

99.1	Tender Offer Statement of Danaher Corporation and Termessos Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 17, 2012, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated: May 15, 2012	X-RITE, INCORPORATED

	By:	/s/ Rajesh K. Shah
Rajesh K. Shah
Chief Financial Officer

EXHIBITS

Exhibit No.	Description

3.1	Second Restated Articles of Incorporation of X-Rite, Incorporated.

3.2	Fourth Amended and Restated Bylaws of X-Rite, Incorporated.

20.1	Solicitation/Recommendation Statement of Schedule 14D-9 of X-Rite, Incorporated (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 17, 2012, as amended).

99.1	Tender Offer Statement of Danaher Corporation and Termessos Acquisition Corp. on Schedule TO (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on April 17, 2012, as amended).